Exhibit 3.2.6
MANUGISTICS HOLDINGS DELAWARE II, INC.
BY-LAWS
ARTICLE I — OFFICES
     1. Registered Office. The address of the registered office of the corporation shall be such as the Board of Directors, from time to time, may designate within the State of Delaware.
     2. Other Offices. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.
ARTICLE II — SEAL
     1. Corporate Seal. The corporate seal shall be in the form adopted by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be affixed by any officer of the corporation to any instrument executed by authority of the corporation, and the seal when so affixed may be attested by the signature of any officer of the corporation.
ARTICLE III — STOCKHOLDERS’ MEETING
     1. Time and Place of Stockholders’ Meetings. Meetings of the stockholders shall be held at the registered office of the corporation or at such other place or places, either within or without the State of Delaware, as may be designated, by the Board of Directors or the stockholders.

     2.Annual Meetings. The annual meeting of the stockholders shall be held on such date and at such time and place as the Board of Directors may designate, when the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. The date, place and time of the annual meeting shall be stated in the notice of such meeting delivered to or mailed to the stockholders. A failure to hold the annual meeting at the designated time or to elect a sufficient number of directors to conduct the business of the corporation shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the corporation except as may be otherwise specifically provided by law.
     3. Quorum. The presence, in person or proxy, of the holders of a majority of the issued and outstanding shares entitled to vote shall constitute a quorum at all meetings of the stockholders except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws. If however, such quorum shall not be present at any meeting of the stockholders, those entitled to vote thereat shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares shall be present. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.
     4. Voting; Proxies. At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder and delivered to the Secretary prior to or at the meeting. In lieu thereof, to the extent permitted by law, a proxy may be transmitted in a telegram, cablegram or other means of electronic transmission provided that the telegram, cablegram or electronic transmission either sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by a stockholder. A copy, facsimile transmission or other reliable reproduction of a written or electronically-transmitted proxy authorized hereby may be substituted for or used in lieu of the original writing or electronic transmission. No unrevoked proxy shall be valid after three years from the date of its execution, unless a longer time is expressly provided therein. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The original share ledger or transfer book, or a duplicate thereof kept in this State shall be prima facie evidence of the right of the person named therein to vote thereon. The vote for directors shall be by ballot.
     5. Notice of Annual Meeting. Written notice of the annual meeting shall be mailed to each stockholder of record not less than 10 days nor more than sixty days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage pre-paid, directed to the stockholder at his or her address as it appears on the records of the corporation.
     6. Special Meetings. Special meetings of the stockholders may be called at any time by the President, and shall be called by the President and Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. At any time, upon written request of any person entitled to call a special meeting, it shall be the duty of the Secretary to call a special meeting of the stockholders, and give written notice to each stockholder entitled to vote at such meeting stating the time, place and purpose or purposes of the meeting not less than ten nor more than sixty days before the date of the meeting. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto.
     7. Notice of Special Meetings. Written notice of a special meeting of stockholders stating the time and place and object thereof, shall be mailed, postage prepaid, to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, not less than 10 nor more than sixty days before such meeting, unless a greater period of notice is required by statute in a particular case. If mailed, such notice shall be deemed to be given when deposited in the mail, postage pre-paid, directed to the stockholder at his or her address as it appears on the records of the corporation.
     8. Stock List. The officer or agent having charge of the transfer books shall make at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of shares held by each. The list shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the stockholders entitled to examine such list or share ledger or transfer book, or to vote in person or by proxy, at any meeting of stockholders.

     9. Action by Consent in Writing. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE IV — DIRECTORS
     1. Number; Election; Term. The business of this corporation shall be managed by its Board of Directors (who need not be residents of the State of Delaware, nor stockholders of the Corporation) and may consist of such number as may be determined from time to time by the stockholders, or, in the absence of such determination by the stockholders, as may be determined from time to time by the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. They shall be elected by the stockholders at the annual meeting of stockholders of the corporation, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify or until their earlier death, resignation or removal.
     2. Powers of the Board. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate or by these By-Laws directed or required to be exercised or done by the stockholders.

     3. Meetings Generally. The meetings of the Board of Directors may be held at such place within the State of Delaware, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.
     4. Organizational Meeting. Each newly elected Board may meet at such place and time as shall be fixed by the stockholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in order to legally constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.
     5. Annual Meetings. Annual meetings of the Board shall be held without notice immediately following the annual meeting of the stockholders at the registered office of the company, or at such other time and place as shall be determined by the Board.
     6. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the President by the mailing of notice to each director at least 48 hours before the meeting or by notifying each director of the meeting at least 24 hours prior thereto either personally, by telephone or by electronic transmission; special meetings shall be called on like notice by the Chairman of the Board, the President or, on the written request of any two directors, by the Secretary.
     7. Quorum. A majority of the total number of directors in office shall be necessary to constitute a quorum, except when there is only one director, then one director shall constitute a quorum for the transaction of business. The acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.
     8. Committees of the Board. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and unless the resolution, these By-Laws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
     9. Salaries. Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each annual or special meeting of the Board, PROVIDED that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     10. Presence at Meeting; Action Without a Meeting. Members of the Board of Directors or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in a meeting shall constitute presence in person at the meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or committee thereof may be taken without a meeting if all the members of the Board or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
ARTICLE V — OFFICERS
     1. Election; Term of Office; Appointments. The executive officers of the corporation shall be chosen by the directors and shall be a President, Secretary, and Treasurer. The Board of Directors may also choose a Chairman of the Board, one or more Vice-Presidents and such other officers and agents as it shall deem necessary or advisable in the conduct of the affairs of the corporation. Officers shall hold their offices until their successors are chosen and qualify in their stead or until their earlier death, resignation or removal, and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. The Board of Directors may fill any vacancy occurring in any office of the corporation at any regular or special meeting. Any two or more offices may be held by the same person. It shall not be necessary for the officers to be directors. A failure to elect officers shall not dissolve or otherwise affect the corporation.
     2. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     3. Removal and Resignation. The officers of the corporation shall hold office for one year and until their successors are chosen and shall have qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer elected or appointed by the Board becomes vacant for any reason, the vacancy may be filled by the Board. Any officer may resign at any time upon written notice to the corporation.
     4. President. The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall be EX-OFFICIO a member of all committees, and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.
     5. Vice Presidents. The Vice President or Vice Presidents, if there shall be more than one, shall perform such duties as from time to time shall be prescribed by these By-laws, by the Chairman of the Board, by the President or by the Board of Directors, and except as otherwise prescribed by the Board of Directors, they shall have such powers and duties as generally pertain to the office of Vice President.
     6. Secretary. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.
     7. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.
ARTICLE VI — VACANCIES
     1. Officers. If the office of any officer or agent, one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.
     2. Directors. Vacancies in the Board of Directors shall be filled by a majority of the remaining members of the Board though less than a quorum, and each person so elected shall be a director until his successor is elected by the stockholders, who may make such election at the next annual meeting of the stockholders or at any special meeting duly called for that purpose and held prior thereto. If at the time of filling any vacancy, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
ARTICLE VII — CORPORATE RECORDS
     1. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect same.
ARTICLE VIII — SHARE CERTIFICATES, DIVIDENDS, ETC.
     1. Certificates of Stock. The share certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation, as they are issued. They shall be signed by the President and the Secretary and shall bear the corporate seal. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
     2. Transfers of Stock. Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by power of attorney, lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of Article 8 of the Uniform Commercial Code, and its amendments and supplements.
     3. Record Date. The Board of Directors may fix a time, not less than ten nor more than sixty days, prior to the date of any meeting of stockholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed, as aforesaid. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     4. Lost Certificates. Any person claiming a share certificate to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall give the corporation a bond of indemnity with sufficient surety to protect the corporation or any person injured by the issue of a new certificate from any liability or expense which it or they may incur by reason of the original certificate remaining outstanding, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, but always subject to the approval of the Board of Directors.
     5. Dividends. Subject to the provisions of the statute and any restriction contained in its Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the outstanding shares of the corporation out of its surplus or, in case there shall be no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, in cash, property or in shares of the corporation.
     6. Payment of Dividends. Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.
     7. Partly Paid Shares. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.
     8. Restrictions on Transfer of Securities. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
ARTICLE IX — MISCELLANEOUS PROVISIONS
     1. Checks. All checks, drafts, notes or other orders for the payment of money shall be signed by such officer or officers or agents as from time to time may be designated by the Board of Directors or by such officers of the corporation as may be designated by the Board to make such designation.
     2. Fiscal Year. The fiscal year shall be as designated by the Board of Directors.
     3. Notice. Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted.
     4. Waiver of Notice. Whenever any written notice is required to be given by law, or by the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted nor the purpose of any annual or special meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.
ARTICLE X — ANNUAL STATEMENT
     1. Annual Statement. The President and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.
ARTICLE XI — AMENDMENTS
     1. Amendments. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation at any annual or regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting.

ARTICLE XII — INDEMNIFICATION OF DIRECTORS,
OFFICERS AND EMPLOYEES
     1. Third Party Actions. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by this corporation against expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceedings by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     2. Derivative Actions. Any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by this corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation; except, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     3. Mandatory Indemnification. To the extent that a director, officer, employee or agent as above described has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph 1 or 2 of this Article or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
     4. Procedure for Effecting Indemnification. Any indemnification under paragraphs 1 or 2 of this Article (unless ordered by a court) shall be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such subsection. Such determination shall be made:
          1. By the vote of the Board of Directors consisting of directors who were not parties to such action, suit or proceedings; or

          (b) If such action is not obtainable, or even if obtainable the vote of the disinterested directors so directs, by independent legal counsel in a written opinion; or
          (c) By the stockholders.
     5. Advancing Expenses. Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
     6. Supplementary Coverage. The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
     7. Power to Purchase Insurance. The corporation may, by action of the Board of Directors, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.
     8. Extension of Coverage. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a persons.